SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 17, 2002

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-12957                       22-2372868
(State or other jurisdiction of     (Commission                   (IRS Employer
        incorporation)              File Number)                 Identification)

               20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (732) 980-4500

                                       NA
          (Former name or former address, if changed since last report)


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Item 5. Other Events

Stockholders' Rights Plan and Amendments to Bylaws

On May 17, 2002 the Board of Directors of Enzon, Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") per share for each outstanding share of Common Stock, par value $0.01 (the "Common Shares"), of the Company. The dividend will be payable on June 3, 2002 (the "Record Date") to holders of the Common Shares of record on that date.

Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, par value $0.01 (the "Preferred Shares"), of the Company at a price of $190.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment; provided, however, under the circumstances described below, holders may receive Common Shares instead of Preferred Shares. The description and terms of the Rights are set forth in the Rights Agreement, dated as of May 17, 2002 (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference. Capitalized terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates (as defined herein) will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur upon the earlier of:

            (i) the close of business on the day following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the Beneficial Owner of 15% (the "Threshold Percentage") or more of the outstanding Common Shares); and

            (ii) the close of business on the day following the commencement or public announcement of the intention to commence a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the Beneficial Owner of the Threshold Percentage or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person).

A Person will not be an Acquiring Person if the Board of Directors of the Company determines that such Person became the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding inadvertently and such Person divests itself, within a reasonable period of time as determined by the Board of Directors, of a sufficient number of Common Shares so that such Person is no longer the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding.


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Until the Distribution Date,

            (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

            (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

            (iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of the Summary of Rights distributed to stockholders of record as of the Record Date, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on May 16, 2012, unless extended or earlier redeemed or exchanged by the Company as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution:

            (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,

            (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or securities convertible into Preferred Shares or preferred share equivalents at less than the then current market price of the Preferred Shares, or

            (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) of this paragraph).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fraction of a Preferred Share will be issued (other than fractional shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu thereof, a payment in cash is made based on the closing price (prorated for the fraction) of a Preferred Share on the last trading date prior to the date of exercise.

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right also are subject to adjustment in the event of a stock split of the Common Shares, a stock dividend on the Common Shares payable in Common Shares, or


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

subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 or (b) subject to the provision for adjustment, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Preferred Shares. In the event of liquidation, the holders of the Preferred Shares would be entitled to receive a preferential liquidation payment of the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

If any person or group of affiliated or associated persons becomes an Acquiring Person (unless the event by which such Person became an Acquiring Person is a Permitted Offer described in the following paragraph), then each holder of a Right, other than Rights beneficially owned by the Acquiring Person and certain transferees thereof (which will thereafter be void), will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, that number of Common Shares having a market value of two times such Purchase Price of the Right, subject to certain possible adjustments.

If, at any time after there is an Acquiring Person, the Company is acquired in certain mergers or other business combination transactions (other than certain transactions with a subsidiary of the Company or a transaction with a person who acquired Common Shares through a tender offer or exchange offer for all outstanding Common Shares of the Company determined by the Board of Directors to be in the best interests of the Company and its stockholders (a "Permitted Offer") or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, each holder of a Right (other than Rights which have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, that number of Common Shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times such Purchase Price of the Right.

In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.


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

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights which have become void under the terms of the Rights Agreement) for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment.

At any time prior to such time as any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment, payable in cash, Common Shares or any other form of consideration deemed appropriate by the Board of Directors. The period of time during which the Rights may be redeemed may be extended if no person has become an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends. In addition, the Company will have no liability to holders of Rights or of the Common Shares for any failure to comply with the Rights Agreement during any period the Board of Directors is unaware of the existence of the Acquiring Person.

Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics which do not maximize stockholder value, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The Rights approved by the Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.01 per Right at any time prior to such time as any Person becomes an Acquiring Person. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company's Common Shares are presently traded.


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

Additionally, the Company's Board of Directors approved and adopted several amendments to the Company's bylaws providing for: (a) advance notice of stockholder proposals and stockholder nominations for the election of directors;
(b) a mandate that the board of directors determine a record date for any action taken by a written consent of the stockholders; and (c) verification of stockholder consents. A copy of the Company's bylaws, as amended on May 17, 2002, is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

A copy of the press release issued by the Company on May 21, 2002 announcing the Board of Directors' adoption of the Rights Agreement and the amendments to the bylaws described above is filed as an exhibit to this Form 8-K.

Clinical Studies of PEG-INTRON(R) and REBETOL(R) Combination Therapy for Hepatitis C

On May 21, 2002, the Company announced that Schering-Plough Corporation ("Schering Plough") reported results of several clinical studies presented at the 2002 Digestive Disease Week conference in San Francisco, involving PEG-INTRON(R) (peginterferon alfa-2b) Powder for Injection in combination with REBETOL(R) (ribavirin, USP) Capsules for the treatment of chronic hepatitis C. In all, 33 studies with PEG-INTRON were presented by clinical investigators.

PEG-INTRON is a longer-acting form of INTRON(R) A (interferon alfa-2b, recombinant) Injection that uses proprietary PEG technology developed by the Company. Under the Company's licensing agreement with Schering-Plough, the Company is entitled to royalties on worldwide sales of PEG-INTRON. Schering-Plough holds an exclusive worldwide license to PEG-INTRON.

PEG-INTRON and REBETOL combination therapy received U.S. Food and Drug Administration (FDA) approval in August 2001 for the treatment of chronic hepatitis C in patients with compensated liver disease who have not been previously treated with interferon alpha and are at least 18 years of age.

In an oral presentation, investigators reported clinical data from one of the largest clinical trials studying African Americans with hepatitis C. The study indicated that the commonly lower response rate to treatment among African Americans is not related to genotype, as previously believed. Researchers have attributed lower treatment response rates in African Americans to the fact that this patient population predominantly contracts genotype 1 virus, which is the most difficult to treat. In this study, which compared the treatment response rate of African Americans to response rates of non-Hispanic whites, 98 percent of all patients studied had genotype 1. In the African American patient group, 28% had a virologic response after 12 weeks of therapy compared to a 58% response rate in the non-Hispanic white patient group. At week 24 of treatment, 25% of African Americans tested negative for the virus vs. 62% of non-Hispanic whites, indicating that factors other than genotype were affecting response to therapy.

Researchers enrolled 100 African Americans and 100 non-Hispanic whites who had not been previously treated with alpha interferon therapy into each group. All patients received PEG-


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INTRON (1.5 mcg/kg/week) for 48 weeks plus REBETOL (1,000 mg/day) for 12 weeks followed by 800 mg/day for 36 weeks. Patients with decompensated liver disease were excluded from the study.

Preliminary data from the WIN-R trial, the largest ongoing prospective study to evaluate the safety and efficacy of weight-based dosing with PEG-INTRON and REBETOL combination therapy, indicated that patients receiving daily REBETOL dosages (800-1,400 mg) according to their body weight may not have any difference in the rate of significant adverse events than patients receiving a flat daily dose (800 mg) of REBETOL. Both groups were given REBETOL in combination with once-weekly PEG-INTRON (1.5 mcg/kg). Although patients receiving the weight-based dose of REBETOL experienced a moderate increase in anemia, there was no incremental anemia in patients receiving 1,400 mg of REBETOL daily compared to the other doses of REBETOL received in weight-based dosing. Researchers also found no clinically important differences or platelet decreases in neutropenia or loss of white blood cells at the higher ribavirin doses. In addition, patients dosed according to body weight had less severe platelet decreases and similar serious-adverse-event and discontinuation rates than those who had been given the standard 800 mg daily REBETOL dose.

The results of the COPILOT (Colchicine versus PEG-INTRON Long-Term) study, which investigated maintenance therapy with PEG-INTRON in patients with advanced cirrhosis, were also presented. In this study, 250 patients with advanced cirrhosis who had previously failed interferon-based therapy were randomized to two groups: 130 patients received once-weekly PEG-INTRON (0.5 mcg/kg) and 120 patients received colchicine (0.6 mg twice-daily). At the end of one year of treatment, the PEG-INTRON group had a reduction in detectable(1) virus (HCV
RNA), while the virus levels in the colchicine group remained the same. These findings may be important for patients who have not responded to previous therapy.

PEG-INTRON, which is approved for dosing according to patient body weight, is the first and only pegylated interferon product approved for marketing in the United States. PEG-INTRON, recombinant interferon alfa-2b linked to a 12,000 dalton polyethylene glycol (PEG) molecule, is a once-weekly therapy designed to optimize the balance between antiviral activity and elimination half-life.

----------
(1) Defined as HCV-RNA below limit of detection using a research-based RT-PCR assay.


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Item 7. Exhibits

--------------------------------------------------------------------------------
3(ii)      Bylaws, as amended on May 17, 2002
--------------------------------------------------------------------------------
3(iv) Certificate of Elimination, as filed with the Secretary of State of the State of Delaware on May 22, 2002
--------------------------------------------------------------------------------
3(v)       Certificate of Designation with respect to the Series B
           Preferred Stock, par value $.01 per share, of the Company, as filed with the Secretary of State of the
           State of Delaware on May 22, 2002
--------------------------------------------------------------------------------
4.3        Rights Agreement dated as of May 17, 2002 ("Rights
           Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent
--------------------------------------------------------------------------------
4.5 Form of Right Certificate (filed as Exhibit B to the Rights Agreement). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the
           Distribution Date (as defined in the Rights Agreement)
--------------------------------------------------------------------------------
4.6        Summary of Rights (filed as Exhibit C to the Rights Agreement)
--------------------------------------------------------------------------------
99.1       Press Release, dated May 22, 2002
--------------------------------------------------------------------------------

      Except for the historical information herein, the matters discussed in this filing include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, regulatory risks such as risks in obtaining and maintaining regulatory approval for indications and expanded indications, risks that Enzon will not outperform the sector, risks related to research and development costs and capabilities, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.


                                     # # #


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2002

                                            /s/ Arthur J. Higgins
                                            ------------------------------------
                                            By:    Arthur J. Higgins
                                            Title: Chairman, President and Chief
                                                   Executive Officer